EXHIBIT 99.1

Zoetis Announces Third Quarter 2017 Results

•	Reports Revenue of $1.3 Billion, Growing 9%, and Net Income of $298 Million, or $0.61 per Diluted Share, Growing 25% and 27%, Respectively, on a Reported Basis for Third Quarter 2017

•	Reports Adjusted Net Income of $322 Million, or Adjusted Diluted EPS of $0.65, for Third Quarter 2017

•	Delivers 8% Operational Growth in Revenue and 25% Operational Growth in Adjusted Net Income, Excluding Foreign Exchange, for Third Quarter 2017

•	Raises Full Year 2017 Revenue Guidance to $5.225 - $5.275 Billion and Diluted EPS to $2.16 - $2.23 on a Reported Basis, or $2.34 - $2.39 on an Adjusted Basis

PARSIPPANY, N.J. - November 2, 2017 - Zoetis Inc. (NYSE: ZTS) today reported its financial results for the third quarter of 2017 and raised its full year guidance for revenue and net income.

The company reported revenue of $1.3 billion for the third quarter of 2017, an increase of 9% compared with the third quarter of 2016. Net income for the third quarter of 2017 was $298 million, or $0.61 per diluted share, an increase of 25% and 27%, respectively, on a reported basis.

Adjusted net income1 for the third quarter of 2017 was $322 million, or $0.65 per diluted share, an increase of 25%, on a reported basis. Adjusted net income for the third quarter of 2017 excludes the net impact of $24 million for purchase accounting adjustments, acquisition-related costs and certain significant items.

On an operational2 basis, revenue for the third quarter of 2017 increased 8%, excluding the impact of foreign currency. Adjusted net income for the third quarter of 2017 increased 25% operationally, excluding the impact of foreign currency.

EXECUTIVE COMMENTARY
“In the third quarter, we delivered strong operational revenue and adjusted earnings growth of 8% and 25%, respectively,” said Juan Ramón Alaix, Chief Executive Officer at Zoetis. “Our companion animal portfolio grew 19% operationally, led by our industry leading dermatology products and increased adoption of our oral parasiticide, Simparica. On the livestock side of our business, we grew 2% operationally, with growth in our fish and poultry products that support the world’s fastest growing sources of protein. This growth in livestock was offset primarily by lower sales in cattle and swine

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products in the U.S., due to lower disease incidence and shifts in treatment protocols related to the Veterinary Feed Directive implementation.”

“As expected, in the third quarter, our focus on cost of goods and expenses enabled us to improve our margins and grow adjusted earnings significantly faster than sales,” said Glenn David, Executive Vice President and Chief Financial Officer at Zoetis. “With one quarter left in 2017, we are raising our full year guidance for revenue and net income, and we expect to continue delivering steady, profitable growth based on the performance of our diverse portfolio and investments in innovation.”

QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its commercial operations across two regional segments: the United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for livestock and companion animals tailored to local trends and customer needs. In the third quarter of 2017:

•
Revenue in the U.S. segment was $680 million, an increase of 6% compared with the third quarter of 2016. Sales of companion animal products grew 21%, driven by increased sales in our dermatology portfolio, in addition to several other new products, primarily Simparica® (sarolaner), our oral parasiticide. Sales of livestock products declined 6% driven primarily by decreased sales of cattle products due to the impact of promotional activities in the prior year and continued lower disease risk and incidence in the feedlot sector. In addition, certain medicated feed additive products for cattle and swine were negatively impacted by livestock producers’ continued implementation of the Veterinary Feed Directive. The decline in cattle and swine products was partially offset by increased sales of poultry medicated feed additive products.

•
Revenue in the International segment was $654 million, an increase of 12% on a reported basis and 11% operationally compared with the third quarter of 2016. Sales of companion animal products grew 15% on both a reported and operational basis, resulting primarily from increased sales of Simparica and Apoquel® (oclacitinib tablet). Sales also benefited from growth in companion animal vaccines in China. Sales of livestock products grew 10% on a reported basis and 9% on an operational basis, driven by increased sales of fish products and balanced growth across other species. Fish product sales grew due to a new product in Norway, as well as in-line product growth across various markets, including Chile. Cattle product growth reflects favorable performance in Brazil, Argentina and Australia, and swine growth was driven by new products across Europe and Asia.

Zoetis continues to drive demand and strengthen its diverse portfolio through the introduction of new products, lifecycle innovations, business development initiatives, strong customer relationships and entry into new markets and technologies. In the third quarter of 2017, Zoetis received approvals for new indications and formulations and expanded major product lines into new geographies.

•
In August 2017, the European Commission granted Zoetis approval for Suvaxyn® PRRS MLV, a new addition to the Suvaxyn/Fostera® family of vaccines for swine. This modified live vaccine helps protect pigs against porcine respiratory and reproductive syndrome, one of the most common diseases affecting swine herds.

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•
Also in August, Zoetis extended the breadth and reach of its poultry portfolio with the approval in Korea of Poulvac® Maternavac IBD-REO for the revaccination of chickens to help prevent locally prevalent strains of infectious bursal disease and avian reovirus. The company also brought its poultry diagnostics products ProFlok® and FluDetect® into major European markets in July. The point-of-care diagnostic kits deliver accurate, fast and clear results facilitating timely and informed diagnoses for a range of diseases.

•
Zoetis also gained new approvals for its oral flea and tick medication Simparica during September 2017 in Japan and Taiwan. Simparica delivers fast and persistent protection from fleas and ticks in dogs, with effectiveness that lasts for a full 35 days, without losing efficacy at the end of the month.

FINANCIAL GUIDANCE
Zoetis raised its guidance for the full year 2017, which includes:

•	Revenue between $5.225 billion to $5.275 billion

•	Reported diluted EPS between $2.16 to $2.23 per share

•	Adjusted diluted EPS between $2.34 to $2.39 per share

This guidance reflects foreign exchange rates as of late October. Additional guidance on other items such as expenses and tax rate is included in the financial tables and will be discussed on the company's conference call this morning.

WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (ET) today, during which company executives will review third quarter 2017 results, discuss financial guidance and respond to questions from financial analysts. Investors and the public may access the live webcast by visiting the Zoetis website at http://investor.zoetis.com/events-presentations. A replay of the webcast will be archived and made available on November 2, 2017.

About Zoetis
Zoetis (NYSE: ZTS) is the leading animal health company, dedicated to supporting its customers and their businesses. Building on more than 60 years of experience in animal health, Zoetis discovers, develops, manufactures and markets veterinary vaccines and medicines, complemented by diagnostic products, genetic tests, biodevices and a range of services. Zoetis serves veterinarians, livestock producers and people who raise and care for farm and companion animals with sales of its products in more than 100 countries. In 2016, the company generated annual revenue of $4.9 billion with approximately 9,000 employees. For more information, visit www.zoetis.com.

1 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income attributable to Zoetis and reported diluted

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earnings per share, excluding purchase accounting adjustments, acquisition-related costs and certain significant items.

2 Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

DISCLOSURE NOTICES

Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to business plans or prospects, future operating or financial performance, future guidance, future operating models, expectations regarding products, future use of cash and dividend payments, tax rate and tax regimes, changes in the tax regimes and laws in other jurisdictions, and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income, adjusted diluted earnings per share and operational results (which exclude the impact of foreign exchange), to assess and analyze our results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliation of non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors in the 'Investors' section of our website at www.zoetis.com, on our Facebook page at http://www.facebook.com/zoetis and on Twitter @zoetis. We encourage investors and potential investors to consult our website regularly and to follow us on Facebook and Twitter for important information about us.

Media Contacts:	Investor Contact:
Bill Price	Steve Frank
1-973-443-2742 (o)	1-973-822-7141 (o)
william.price@zoetis.com	steve.frank@zoetis.com

Elinore White
1-973-443-2835 (o)
elinore.y.white@zoetis.com

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ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Third Quarter			Nine Months
	2017	2016	% Change	2017	2016	% Change
Revenue	$1,347	$1,241	9	$3,847	$3,611	7
Costs and expenses:
Cost of sales(b)	435	410	6	1,318	1,198	10
Selling, general and administrative expenses(b)	328	345	(5)	973	1,003	(3)
Research and development expenses(b)	96	90	7	272	268	1
Amortization of intangible assets(c)	23	21	10	68	64	6
Restructuring charges/(reversals) and certain acquisition-related costs	8	4	100	7	(15)	*
Interest expense	43	41	5	125	125	—
Other (income)/deductions–net	1	(3)	*	(11)	(29)	(62)
Income before provision for taxes on income	413	333	24	1,095	997	10
Provision for taxes on income	117	96	22	313	332	(6)
Net income before allocation to noncontrolling interests	296	237	25	782	665	18
Less: Net loss attributable to noncontrolling interests	(2)	(2)	—	(1)	(2)	(50)
Net income attributable to Zoetis	$298	$239	25	$783	$667	17

Earnings per share—basic	$0.61	$0.48	27	$1.60	$1.34	19

Earnings per share—diluted	$0.61	$0.48	27	$1.59	$1.34	19

Weighted-average shares used to calculate earnings per share
Basic	489.1	495.2		490.8	496.3
Diluted	492.4	497.9		493.9	498.8

* Calculation not meaningful.

(a)
The condensed consolidated statements of income present the three and nine months ended October 1, 2017, and October 2, 2016. Subsidiaries operating outside the United States are included for the three and nine months ended August 27, 2017 and August 28, 2016.

(b)	Exclusive of amortization of intangible assets, except as discussed in footnote (c) below.

(c)
Amortization expense related to finite-lived acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute products, compounds and intellectual property is included in Amortization of intangible assets as these intangible assets benefit multiple business functions. Amortization expense related to finite-lived acquired intangible assets that are associated with a single function is included in Cost of sales, Selling, general and administrative expenses or Research and development expenses, as appropriate.

Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Quarter ended October 1, 2017
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales(c)	$435	$(2)	$—	$(1)	$432
Gross profit	912	2	—	1	915
Selling, general and administrative expenses(c)	328	(1)	—	—	327
Research and development expenses(c)	96	(1)	—	—	95
Amortization of intangible assets(d)	23	(19)	—	—	4
Restructuring charges/(reversals) and certain acquisition-related costs	8	—	(6)	(2)	—
Other (income)/deductions–net	1	—	—	(4)	(3)
Income before provision for taxes on income	413	23	6	7	449
Provision for taxes on income	117	7	2	3	129
Net income attributable to Zoetis	298	16	4	4	322
Earnings per common share attributable to Zoetis–diluted	0.61	0.02	0.01	0.01	0.65

	Quarter ended October 2, 2016
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales(c)	$410	$(7)	$—	$—	$403
Gross profit	831	7	—	—	838
Selling, general and administrative expenses(c)	345	(1)	—	(11)	333
Amortization of intangible assets(d)	21	(17)	—	—	4
Restructuring charges/(reversals) and certain acquisition-related costs	4	—	—	(4)	—
Other (income)/deductions–net	(3)	—	—	(1)	(4)
Income before provision for taxes on income	333	25	—	16	374
Provision for taxes on income	96	7	—	15	118
Net income attributable to Zoetis	239	18	—	1	258
Earnings per common share attributable to Zoetis–diluted	0.48	0.04	—	—	0.52

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Nine months ended October 1, 2017
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales(c)	$1,318	$(5)	$—	$(6)	$1,307
Gross profit	2,529	5	—	6	2,540
Selling, general and administrative expenses(c)	973	(4)	—	(3)	966
Research and development expenses(c)	272	(2)	—	—	270
Amortization of intangible assets(d)	68	(55)	—	—	13
Restructuring charges/(reversals) and certain acquisition-related costs	7	—	(8)	1	—
Other (income)/deductions–net	(11)	—	—	(2)	(13)
Income before provision for taxes on income	1,095	66	8	10	1,179
Provision for taxes on income	313	16	3	4	336
Net income attributable to Zoetis	783	50	5	6	844
Earnings per common share attributable to Zoetis–diluted	1.59	0.10	0.01	0.01	1.71

	Nine months ended October 2, 2016
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales(c)	$1,198	$(22)	$—	$(7)	$1,169
Gross profit	2,413	22	—	7	2,442
Selling, general and administrative expenses(c)	1,003	(4)	—	(35)	964
Research and development expenses(c)	268	(1)	—	—	267
Amortization of intangible assets(d)	64	(52)	—	—	12
Restructuring charges/(reversals) and certain acquisition-related costs	(15)	—	(2)	17	—
Other (income)/deductions–net	(29)	—	(1)	26	(4)
Income before provision for taxes on income	997	79	3	(1)	1,078
Provision for taxes on income	332	34	(1)	(28)	337
Net income attributable to Zoetis	667	45	4	27	743
Earnings per common share attributable to Zoetis–diluted	1.34	0.09	0.01	0.05	1.49

(a)
The condensed consolidated statements of income present the three and nine months ended October 1, 2017, and October 2, 2016. Subsidiaries operating outside the United States are included for the three and nine months ended August 27, 2017 and August 28, 2016.

(b)
Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.

(c)	Exclusive of amortization of intangible assets, except as discussed in footnote (d) below.

(d)
Amortization expense related to finite-lived acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute products, compounds and intellectual property is included in Amortization of intangible assets as these intangible assets benefit multiple business functions. Amortization expense related to finite-lived acquired intangible assets that are associated with a single function is included in Cost of sales, Selling, general and administrative expenses or Research and development expenses, as appropriate.

See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).
Certain amounts may reflect rounding adjustments.

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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)

(1)	Acquisition-related costs include the following:

	Third Quarter		Nine Months
	2017	2016	2017	2016
Integration costs(a)	$2	$—	$4	$2
Restructuring charges(b)	4	—	4	—
Other(c)	—	—	—	1
Total acquisition-related costs—pre-tax	6	—	8	3
Income taxes(d)	2	—	3	(1)
Total acquisition-related costs—net of tax	$4	$—	$5	$4

(a)
Integration costs represent external, incremental costs directly related to integrating acquired businesses and primarily include expenditures for consulting and the integration of systems and processes. Included in Restructuring charges/(reversals) and certain acquisition-related costs.

(b)
Represents employee termination costs related to the acquisition of an Irish biologic therapeutics company in the third quarter of 2017, included in Restructuring charges/(reversals) and certain acquisition-related costs.

(c)	Included in Other (income)/deductions—net.

(d)
Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. The nine months ended October 2, 2016, also includes a tax charge related to the acquisition of certain assets of Abbott Animal Health.

Certain amounts may reflect rounding adjustments.

(2)	Certain significant items include the following:

	Third Quarter		Nine Months
	2017	2016	2017	2016
Operational efficiency initiative(a)	$(1)	$9	$4	$(36)
Supply network strategy(b)	8	2	7	13
Other restructuring charges and cost-reduction/productivity initiatives(c)	—	—	—	(1)
Certain asset impairment charges(d)	—	1	—	1
Stand-up costs(e)	—	1	—	18
Other(f)	—	3	(1)	4
Total certain significant items—pre-tax	7	16	10	(1)
Income taxes(g)	3	15	4	(28)
Total certain significant items—net of tax	$4	$1	$6	$27

(a)
For the three months ended October 1, 2017, represents employee termination costs of $1 million, and a reversal of $1 million related to exit costs, included in Restructuring charges/(reversals) and certain acquisition-related costs, and an adjustment to the net gain related to sales of certain manufacturing sites and products of $1 million, included in Other (income)/deductions—net. For the nine months ended October 1, 2017, represents consulting fees of $1 million, included in Selling, general and administrative expenses, employee termination costs of $2 million, included in Restructuring charges/(reversals) and certain acquisition-related costs, and a net loss related to sales of certain manufacturing sites and products of $1 million, included in Other (income)/deductions—net.

For the three months ended October 2, 2016, represents inventory write-offs of $1 million, included in Cost of sales, consulting fees of $4 million, included in Selling, general and administrative expenses, and employee termination costs of $3 million and exit costs of $1 million, included in Restructuring charges/(reversals) and certain acquisition-related costs. For the nine months ended October 2, 2016, represents inventory write-offs of $1 million, included in Cost of sales, accelerated depreciation of $1 million and consulting fees of $11 million, included in Selling, general and administrative expenses, a reversal of previously accrued employee termination costs of $26 million and an increase in exit costs of $4 million, included in Restructuring charges/(reversals) and certain acquisition-related costs, and a $27 million net gain related to sales of certain manufacturing sites and products, included in Other (income)/deductions—net.

(b)
For the three months ended October 1, 2017, represents consulting fees of $2 million, and an adjustment of $1 million related to the requirement to cease depreciation of assets, located at our manufacturing site in Guarulhos Brazil, that are currently classified as held for sale, included in Cost of sales, employee termination costs of $2 million, included in Restructuring charges/(reversals) and certain acquisition-related costs, and a net loss related to sales of certain manufacturing sites and products, including the anticipated disposal of our manufacturing site in Guarulhos, Brazil, of $5 million, included in Other (income)/deductions—net. For the nine months ended October 1, 2017, represents accelerated depreciation of $2 million, consulting fees of $4 million, and an adjustment of $1 million related to the requirement to cease depreciation of assets, located at our manufacturing site in Guarulhos Brazil, that are currently classified as held for sale, included in Cost of sales, a reversal of previously accrued employee terminations costs of $3 million, included in Restructuring charges/(reversals) and certain acquisition-related costs, and a net loss related to sales of certain manufacturing sites and products, including the anticipated disposal of our manufacturing site in Guarulhos, Brazil, of $5 million, included in Other (income)/deductions—net.

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For the three months ended October 2, 2016, represents accelerated depreciation of $2 million, included in Cost of sales. For the nine months ended October 2, 2016, represents accelerated depreciation of $4 million and consulting fees of $3 million, included in Cost of sales, and employee termination costs of $6 million, included in Restructuring charges/(reversals) and certain acquisition-related costs.

(c)	Included in Restructuring charges/(reversals) and certain acquisition-related costs.

(d)	For the three and nine months ended October 2, 2016, represents an impairment of finite-lived trademarks related to a canine pain management product, included in Other (income)/deductions—net.

(e)
Represents certain nonrecurring costs related to becoming an independent public company, such as the creation of standalone systems and infrastructure, site separation, new branding (including changes to the manufacturing process for required new packaging), and certain legal registration and patent assignment costs. For the three and nine months ended October 2, 2016, included in Cost of sales ($3 million benefit and $1 million benefit, respectively) and Selling, general and administrative expenses ($4 million and $19 million, respectively).

(f)
For the nine months ended October 1, 2017, primarily represents costs associated with changes to our operating model of $1 million, included in Cost of sales, and $2 million, included in Selling, general and administrative expenses, and income of $4 million related to an insurance recovery from commercial settlements in Mexico recorded in 2014 and 2016, included in Other (income)/deductions—net.

For the three and nine months ended October 2, 2016, represents costs associated with changes to our operating model in Selling, general and administrative expenses.

(g)
Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. For the nine months ended October 1, 2017, also includes a net tax charge of approximately $1 million, related to the revaluation of the company's deferred tax assets and liabilities, using the rates expected to be in place at the time of the reversal.

For the nine months ended October 2, 2016, also includes (i) a net tax benefit of approximately $7 million related to a revaluation of the company’s deferred tax assets and liabilities using the tax rates expected to be in place going forward as a result of the implementation of certain operational changes and (ii) a net tax charge of approximately $38 million related to the impact of the European Commission’s negative decision on the excess profits rulings in Belgium. This net charge represents the recovery of prior tax benefits for the periods 2013 through 2015 offset by the revaluation of the company’s deferred tax assets and liabilities, using the rates expected to be in place at the time of the reversal, and does not include any benefits associated with a successful appeal of the decision.

Certain amounts may reflect rounding adjustments.

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ZOETIS INC.
ADJUSTED SELECTED COSTS, EXPENSES AND INCOME (a)
(UNAUDITED)
(millions of dollars)

	Third Quarter		% Change
	2017	2016	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$432	$403	7%	—%	7%
as a percent of revenue	32.1%	32.5%	NA	NA	NA
Adjusted SG&A expenses	$327	$333	(2)%	—%	(2)%
Adjusted R&D expenses	95	90	6%	—%	6%
Adjusted net income attributable to Zoetis	322	258	25%	—%	25%

	Nine Months		% Change
	2017	2016	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$1,307	$1,169	12%	2%	10%
as a percent of revenue	34.0%	32.4%	NA	NA	NA
Adjusted SG&A expenses	$966	$964	—%	—%	—%
Adjusted R&D expenses	270	267	1%	—%	1%
Adjusted net income attributable to Zoetis	844	743	14%	(2)%	16%

(a)
Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income attributable to Zoetis (non-GAAP financial measures) are defined as the corresponding reported U.S. GAAP income statement line items excluding purchase accounting adjustments, acquisition-related costs, and certain significant items. Reconciliations of certain reported to adjusted information for the three and nine months ended October 1, 2017, and October 2, 2016, are provided in the materials accompanying this report. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items. For the corresponding GAAP line items, see Condensed Consolidated Statements of Operations and Reconciliation of GAAP Reported to Non-GAAP Adjusted Information.

(b)	Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

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ZOETIS INC.
2017 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2017
Revenue	$5,225 to $5,275
Operational growth(a)	7% to 8%
Adjusted cost of sales as a percentage of revenue(b)	Approximately 33%
Adjusted SG&A expenses(b)	$1,310 to $1,335
Adjusted R&D expenses(b)	$375 to $385
Adjusted interest expense and other (income)/deductions(b)	Approximately $160
Adjusted EBIT margin(b)	34% to 34.5%
Effective tax rate on adjusted income(b)	Approximately 29%
Adjusted diluted EPS(b)	$2.34 to $2.39
Adjusted net income(b)	$1,155 to $1,180
Operational growth(a)(c)	18% to 21%
Certain significant items(d) and acquisition-related costs	$20 to $40

The guidance reflects foreign exchange rates as of late October 2017.
Reconciliations of 2017 reported guidance to 2017 adjusted guidance follows:

(millions of dollars, except per share amounts)	Reported	Certain significant items(d) and acquisition-related costs	Purchase accounting	Adjusted(b)

Cost of sales as a percentage of revenue	~ 33.5%	(0.5%)		~ 33%
SG&A expenses	$1,320 to $1,345	($5)	($5)	$1,310 to $1,335
R&D expenses	$375 to $385			$375 to $385
Interest expense and other (income)/deductions	~ $165	($5)		~ $160
EBIT margin	32% to 32.5%	0.5% to 1%	1.5%	34% to 34.5%
Effective tax rate	~ 29%			~ 29%
Diluted EPS	$2.16 to $2.23	$0.03 to $0.05	$0.13	$2.34 to $2.39
Net income attributable to Zoetis	$1,065 to $1,100	$15 to $25	$65	$1,155 to $1,180

(a)	Operational growth (a non-GAAP financial measure) excludes the impact of foreign exchange.

(b)
Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. GAAP net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted SG&A expenses, adjusted R&D expenses, adjusted interest expense, and adjusted other (income)/deductions are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Adjusted earnings before interest and taxes (EBIT) is defined as reported EBIT excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted earnings per share (EPS) are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.

(c)
We do not provide a reconciliation of forward-looking non-GAAP adjusted net income operational growth to the most directly comparable GAAP reported financial measure because we are unable to calculate with reasonable certainty the foreign exchange impact of unusual gains and losses, acquisition-related expenses, potential future asset impairments and other certain significant items, without unreasonable effort. The foreign exchange impacts of these items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period.

(d)	Primarily includes certain nonrecurring costs related to restructuring, net gains/losses on sales of assets, and other charges for the operational efficiency initiative and supply network strategy.

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ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Third Quarter		% Change
	2017	2016	Total	Foreign Exchange	Operational(b)
Revenue:
Livestock	$754	$735	3%	1%	2%
Companion Animal	580	490	18%	(1)%	19%
Contract Manufacturing	13	16	(19)%	3%	(22)%
Total Revenue	$1,347	$1,241	9%	1%	8%

U.S.
Livestock	$319	$341	(6)%	—%	(6)%
Companion Animal	361	299	21%	—%	21%
Total U.S. Revenue	$680	$640	6%	—%	6%

International
Livestock	$435	$394	10%	1%	9%
Companion Animal	219	191	15%	—%	15%
Total International Revenue	$654	$585	12%	1%	11%

Livestock:
Cattle	$424	$432	(2)%	—%	(2)%
Swine	147	145	1%	—%	1%
Poultry	119	111	7%	—%	7%
Fish	39	25	56%	4%	52%
Other	25	22	14%	4%	10%
Total Livestock Revenue	$754	$735	3%	1%	2%

Companion Animal:
Horses	$34	$33	3%	(3)%	6%
Dogs and Cats	546	457	19%	(1)%	20%
Total Companion Animal Revenue	$580	$490	18%	(1)%	19%

(a)	For a description of each segment, see Note 18A to Zoetis' consolidated financial statements included in Zoetis' Form 10-K for the year ended December 31, 2016.

(b)	Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.
Certain amounts and percentages may reflect rounding adjustments.

12 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Nine Months		% Change
	2017	2016	Total	Foreign Exchange	Operational(b)
Revenue:
Livestock	$2,146	$2,091	3%	—%	3%
Companion Animal	1,665	1,479	13%	—%	13%
Contract Manufacturing	36	41	(12)%	—%	(12)%
Total Revenue	$3,847	$3,611	7%	—%	7%

U.S.
Livestock	$870	$891	(2)%	—%	(2)%
Companion Animal	1,038	925	12%	—%	12%
Total U.S. Revenue	$1,908	$1,816	5%	—%	5%

International
Livestock	$1,276	$1,200	6%	—%	6%
Companion Animal	627	554	13%	(2)%	15%
Total International Revenue	$1,903	$1,754	8%	(1)%	9%

Livestock:
Cattle	$1,192	$1,175	1%	—%	1%
Swine	455	441	3%	—%	3%
Poultry	357	351	2%	—%	2%
Fish	79	64	23%	—%	23%
Other	63	60	5%	1%	4%
Total Livestock Revenue	$2,146	$2,091	3%	—%	3%

Companion Animal:
Horses	$104	$108	(4)%	(2)%	(2)%
Dogs and Cats	1,561	1,371	14%	—%	14%
Total Companion Animal Revenue	$1,665	$1,479	13%	—%	13%

(a)	For a description of each segment, see Note 18A to Zoetis' consolidated financial statements included in Zoetis' Form 10-K for the year ended December 31, 2016.

(b)	Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.
Certain amounts and percentages may reflect rounding adjustments.

13 |

ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Third Quarter		% Change
	2017	2016	Total	Foreign Exchange	Operational(a)
Total International	$654	$585	12%	1%	11%
Australia	51	42	21%	2%	19%
Brazil	66	56	18%	4%	14%
Canada	40	39	3%	1%	2%
China	40	33	21%	(1)%	22%
France	30	28	7%	5%	2%
Germany	35	29	21%	5%	16%
Italy	22	21	5%	1%	4%
Japan	31	34	(9)%	(6)%	(3)%
Mexico	21	17	24%	6%	18%
Spain	24	20	20%	5%	15%
United Kingdom	36	35	3%	(4)%	7%
Other Developed	96	80	20%	2%	18%
Other Emerging	162	151	7%	(2)%	9%

	Nine Months		% Change
	2017	2016	Total	Foreign Exchange	Operational(a)
Total International	$1,903	$1,754	8%	(1)%	9%
Australia	134	119	13%	3%	10%
Brazil	205	162	27%	15%	12%
Canada	123	120	3%	—%	3%
China	137	113	21%	(6)%	27%
France	85	89	(4)%	—%	(4)%
Germany	96	90	7%	(1)%	8%
Italy	65	63	3%	(2)%	5%
Japan	101	96	5%	(2)%	7%
Mexico	60	56	7%	(7)%	14%
Spain	67	62	8%	(1)%	9%
United Kingdom	105	112	(6)%	(11)%	5%
Other Developed	240	223	8%	1%	7%
Other Emerging	485	449	8%	(2)%	10%

(a)	Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.
Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Third Quarter		% Change
	2017	2016	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$680	$640	6%	—%	6%
Cost of Sales	141	137	3%	—%	3%
Gross Profit	539	503	7%	—%	7%
Gross Margin	79.3%	78.6%
Operating Expenses	103	101	2%	—%	2%
Other (income)/deductions	—	—	—%	—%	—%
U.S. Earnings	$436	$402	8%	—%	8%

International:
Revenue	$654	$585	12%	1%	11%
Cost of Sales	213	201	6%	—%	6%
Gross Profit	441	384	15%	1%	14%
Gross Margin	67.4%	65.6%
Operating Expenses	132	128	3%	1%	2%
Other (income)/deductions	—	—	—%	—%	—%
International Earnings	$309	$256	21%	2%	19%

Total Reportable Segments	$745	$658	13%	—%	13%

Other business activities(c)	(77)	(71)	8%
Reconciling Items:
Corporate(d)	(143)	(159)	(10)%
Purchase accounting adjustments(e)	(23)	(25)	(8)%
Acquisition-related costs(f)	(6)	—	*
Certain significant items(g)	(7)	(16)	(56)%
Other unallocated(h)	(76)	(54)	41%
Total Earnings(i)	$413	$333	24%
* Calculation not meaningful.

(a)	For a description of each segment, see Note 18A to Zoetis' consolidated financial statements included in Zoetis' Form 10-K for the year ended December 31, 2016.

(b)	Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

(c)	Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business.

(d)	Corporate includes, among other things, administration expenses, interest expense, certain compensation costs, certain procurement costs, and other costs not charged to our operating segments.

(e)
Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.

(f)	Acquisition-related costs can include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.

(g)
Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain costs related to becoming an independent public company, restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative and supply network strategy, certain legal and commercial settlements, and the impact of divestiture-related gains and losses.

(h)	Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.

(i)	Defined as income before provision for taxes on income.
Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Nine Months		% Change
	2017	2016	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$1,908	$1,816	5%	—%	5%
Cost of Sales	412	402	2%	—%	2%
Gross Profit	1,496	1,414	6%	—%	6%
Gross Margin	78.4%	77.9%
Operating Expenses	312	293	6%	—%	6%
Other (income)/deductions	—	—	—%	—%	—%
U.S. Earnings	$1,184	$1,121	6%	—%	6%

International:
Revenue	$1,903	$1,754	8%	(1)%	9%
Cost of Sales	645	598	8%	—%	8%
Gross Profit	1,258	1,156	9%	(1)%	10%
Gross Margin	66.1%	65.9%
Operating Expenses	372	361	3%	—%	3%
Other (income)/deductions	(1)	3	*	*	*
International Earnings	$887	$792	12%	(1)%	13%

Total Reportable Segments	$2,071	$1,913	8%	(1)%	9%

Other business activities(c)	(224)	(219)	2%
Reconciling Items:
Corporate(d)	(437)	(499)	(12)%
Purchase accounting adjustments(e)	(66)	(79)	(16)%
Acquisition-related costs(f)	(8)	(3)	*
Certain significant items(g)	(10)	1	*
Other unallocated(h)	(231)	(117)	97%
Total Earnings(i)	$1,095	$997	10%
* Calculation not meaningful.

(a)	For a description of each segment, see Note 18A to Zoetis' consolidated financial statements included in Zoetis' Form 10-K for the year ended December 31, 2016.

(b)	Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

(c)	Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business.

(d)	Corporate includes, among other things, administration expenses, interest expense, certain compensation costs, certain procurement costs, and other costs not charged to our operating segments.

(e)
Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.

(f)	Acquisition-related costs can include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.

(g)
Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain costs related to becoming an independent public company, restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative and supply network strategy, certain legal and commercial settlements, and the impact of divestiture-related gains and losses.

(h)	Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.

(i)	Defined as income before provision for taxes on income.
Certain amounts and percentages may reflect rounding adjustments.

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